                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         AREA BANCSHARES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          AREA BANCSHARES CORPORATION
                              230 Frederica Street
                              Owensboro, KY 42302


April 15, 1997


Dear Shareholder:

     The annual meeting of shareholders will be held on May 19, 1997, at 11:00 A.M., Daylight Savings Time, at the main office of Area Bancshares Corporation, 230 Frederica Street, Owensboro, Kentucky. The meeting will be held in the board room of The Owensboro National Bank. The formal Notice of the Meeting and Proxy Statement appear in the pages that follow.

     Details on the items of business that will be discussed and voted on at this year's meeting are included in this Proxy Statement.

     I hope that you will be able to attend the annual meeting. However, if you cannot attend in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope, to ensure that your shares are represented at the annual meeting. If you later find that you may be present or for any other reason desire to revoke your proxy, you may do so prior to the time the presence of a quorum has been determined and declared.

     On behalf of the Board of Directors and employees of Area Bancshares, let me express our appreciation for your continued support and confidence.

Sincerely,



/s/ Thomas R. Brumley
--------------------------------------
Thomas R. Brumley
President and Chief Executive Officer

                          AREA BANCSHARES CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 1997


To the Holders of Common Stock of Area Bancshares Corporation:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Area Bancshares Corporation, ("the Corporation"), a Kentucky corporation, will be held at the main office of Area Bancshares Corporation, 230 Frederica Street, Owensboro, Kentucky, on May 19, 1997, at 11:00 A.M., Daylight Savings Time, in the board room of The Owensboro National Bank, for the following purposes:

1) To elect nine directors to hold office until the next annual election and until their successors shall be duly elected and qualified;

2) To ratify the appointment of KPMG Peat Marwick L.L.P., as corporate auditors for the 1997 calendar year; and

3)   To transact such other business as may properly come before the meeting.

     Only holders of common stock of record at the close of business March 25, 1997, will be entitled to vote at the meeting or any adjournment thereof.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE CORPORATION SOLICITS YOU TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY REVOKE OR WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.

By Order of the Board of Directors,



/s/ Thomas R. Brumley
--------------------------------------
Thomas R. Brumley
President and Chief Executive Officer

April 15, 1997

                          AREA BANCSHARES CORPORATION
                              230 Frederica Street
                              Owensboro, KY 42302

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Area Bancshares Corporation (the "Corporation") of proxies to be voted at the annual meeting of shareholders to be held on May 19, 1997. Any shareholder giving a proxy has the right to revoke it by a written notice delivered to the Secretary of the Corporation, P.O. Box 786, Owensboro, Kentucky, 42302-0786, or in person at the meeting, prior to the time the presence of a quorum has been determined and declared. All proxies will be voted in accordance with the directions of the shareholder and to the extent no directions are given, will be voted "for" the nominees for directors.

     This Proxy Statement and form of proxy are first being mailed to shareholders commencing on or about April 15, 1997.

     The Corporation will bear the entire cost of soliciting proxies. Solicitation will be primarily by mail. Certain officers of the Corporation and its subsidiaries may solicit proxies personally or by telephone or special letter, but such persons will not be specially compensated for such services.

SHARES OUTSTANDING AND VOTING

     Only shareholders of record at the close of business on March 25, 1997 are entitled to notice of, and to vote at, the annual meeting. As of March 25, 1997, there were issued and outstanding 11,303,048 shares of common stock. The Corporation has no class of stock outstanding other than common stock. In order to constitute a quorum for the Annual Meeting, the holders of 5,651,525 shares must be present or represented by proxies. Under Kentucky law and the Corporation's Charter and By-laws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Annual Meeting, whether those shareholders vote "for", "against" or "abstain" from voting, and broker non-votes will be counted for purposes of determining whether a quorum is present.

        Each share of the common stock is entitled to one vote on all matters presented to the shareholders with the exception of the election of directors. In the election of directors, cumulative voting rules may apply. Under cumulative voting, each shareholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of the common stock owned by him or her multiplied by the number of directors to be elected. Each shareholder, or his or her proxy, may cast all of his or her votes (as thus determined) for a single nominee for director or may distribute them among two or more nominees, at the shareholder's discretion. Shareholders desiring to vote shares cumulatively are required to deliver written notice of such fact to the President of the Corporation at its principal office not less than seventy-two
(72) hours prior to the time for the election, and failure of any shareholder to give such notice shall constitute a conclusive waiver of such shareholders right; provided, however, that if one or more shareholders shall give such notice, all shareholders may vote cumulatively regardless of whether such shareholder timely gave notice. As to the authority of the persons named as proxies in the accompanying proxy card to accumulate votes, see the section entitled "Election of Directors".

     As of March 25, 1997, the trust departments of subsidiaries of the Corporation held of record 1,251,059 shares of the Corporation's common stock in a fiduciary capacity representing approximately 11.1 percent of the Corporation's outstanding shares of common stock. With respect to 758,139 shares (approximately 6.7 percent), the instrument creating the trust or fiduciary relationship specifically directs the Trustee to vote the shares and the shares will be voted "for" the proposals presented for consideration. The remaining shares held by the trust departments will be voted at the direction of the beneficial owners.

     The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of the common stock of the Corporation as of March 25, 1997:

        Name and Address of     Amount and Nature of
        Beneficial Owners (1)   Beneficial Ownership (2)        Percent of Class
        ---------------------   ------------------------        ----------------
        C. M. Gatton               3,698,377                          32.72%
        P.O. Box 1147
        Bristol, TN 37620

        Thomas N. Thompson           648,055                           5.73%
        P.O. Box 450
        Owensboro, KY 42302

-------------------------------

     (1) Mr. Thompson owns the listed shares directly and has voting and investment power with respect to the shares. For ownership of shares attributed to Mr. Gatton, see footnote 4, page 4 herein.

     (2) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security or if he has the right to acquire beneficial ownership of the security within sixty days.

     Under the Corporations Articles of Incorporation and Bylaws and the Kentucky Business Corporation Act, the ratification of the selection of the Corporation's auditors, and in the absence of a shareholder request for cumulative voting, the election of directors, will require an affirmative vote of a majority of the shares of common stock voted on the proposal, with shares owned by or voted under the control of any director and related entities excluded. Abstentions and broker non-votes are not counted in determining the number of votes cast and in effect represent no action taken on the matter by the shareholder, although they do reduce the number of votes required for the approval of the proposal. If cumulative voting with respect to the election of nine directors is requested by any shareholder, the nine nominees receiving the most votes cast for the election of directors at the annual meeting will be elected, which means that abstentions and broker non-votes will have no effect on the outcome of the vote.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS OF COMMON STOCK OF THE CORPORATION

     Set forth below is information with respect to shares of common stock of the Corporation beneficially owned as of March 25, 1997 by the current director-nominees, the executive officers named in the Summary Compensation Table herein, and all director-nominees and executive officers of the Corporation as a group. Unless otherwise noted, the named person has sole voting and investment powers with respect to the reported shares.

        Name of Director or     Amount and Nature of
         Executive Officer      Beneficial Ownership (1)        Percent of Class
         -----------------      ------------------------        ----------------
        Anthony G. Bittel (2)           517,918                        4.58%

        Thomas R. Brumley, (3)          126,802                        1.12%
        President and CEO

        C. M. Gatton (4)              3,698,377                       32.72%

        Gary H. Latham (5)              351,893                        3.11%

        Raymond McKinney (6)            135,072                        1.20%

        Allan R. Rhodes (7)              35,817                        *

        David W. Smith Jr. (8)          144,907                        1.28%

        William H. Thompson (9)         172,425                        1.53%

        Pollard White                    11,250                        *

        Cy M. Williamson (10)           118,614                        1.05%

        E. F. Johnson, (11)               5,692                        *
        Senior Vice President-
        Operations

        Timothy O. Shelburne, (12)        1,990                        *
        Senior Vice President-
        General Counsel

        Donald H. Leibee, Senior (13)     2,328                        *
        Vice President-Loan
        Administration

        John Ray, Senior Vice (14)        8,122                        *
        President-Chief Financial
        Officer

        Name of Director or        Amount and Nature of
         Executive Officer         Beneficial Ownership (1)        Percent of Class
         -----------------         ------------------------        ----------------
         All directors and executive
         officers as a group             5,331,207                       47.17%
        (14 persons)

------------------------
*Represents less than 1% of the Corporation's Common Stock

     (1) Each individual listed owns the shares directly and exercises sole voting and investment power except as noted herein below.

     (2) Shares represented include 192,918 shares held by the A.G. Bittel Trust, 50,000 shares held by the M.A. Bittel Trust, 24,100 shares held by Bittel Investments, Inc., a company of which Mr. Bittel is President and 250,900 shares held by Bittel Family Limited Partnership.

     (3) Shares represented include 3,970 shares owned by Mr. Brumley's Individual Retirement Account.

     (4) Shares, represented include 483 shares owned individually by Mr. Gattons wife, 20,508 shares held by The Owensboro National Bank in a custody arrangement with Mr. Gatton, and 300,000 shares held by the C.M. Gatton Charitable Foundation.

     (5)  Shares represented include 18,235 shares held by Mr. Latham's wife.

     (6) Shares represented include 6,490 shares held by the Ethel H. McKinney Testamentary Trust, and 74,272 shares held by Mr. McKinney's wife.

     (7) Shares represented include 8,546 shares held by The Owensboro National Bank pursuant to a custody arrangement with Mr. Rhodes, and 27,271 shares held by Mr. Rhodes' Individual Retirement Account.

     (8) Shares represented include 1,282 shares held by Mr. Smith's wife, 13,227 shares held by Wyndalls Enterprises, Inc., a company owned by Mr. Smith, and 5,500 shares held by Shawnee Park Center Partnership of which Mr. Smith is a one-third owner.

     (9) Shares represented include 160,500 shares held by the W. H. Thompson Trust and 11,925 shares held by Mr. Thompson's wife.

     (10) Shares represented include 26,100 shares held by Mr. Williamson's wife, and 9,495 shares held by the Cy M. Williamson Trust.

     (11) Shares represented include 630 shares held by Mr. Johnson's Individual Retirement Account.

     (12) Shares represented include 1,990 shares held by Mr. Shelburne's Individual Retirement Account.

     (13) Shares represented include 2,328 shares held by Mr. Leibee's Individual Retirement Account.

     (14) Shares represented include 3,060 shares held by Mr. Ray's Individual Retirement Account.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely on its review of the copies of such forms received by it or representations from such persons that no Form 5's were required, the Corporation believes that all filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1996 with the following exceptions: failure to file the required Form 5 on a timely basis on behalf of Allan Rhodes covering one transaction, and on behalf of Gary Latham covering one transaction. The preceding exceptions were corrected as soon as they were discovered.

PROPOSAL ONE:  ELECTION OF DIRECTORS

     Among items to be acted upon at the annual meeting of shareholders is the election of nine directors to the Board of Directors of the Corporation. Each of the persons elected will serve a term in office of one year and until his successor is duly elected and qualified. All nominees for directors are currently directors of the Corporation.

     The Corporations Charter and By-laws provide that the Board shall consist of not less than five nor more than twelve directors. As permitted in the By-laws, effective as of May 19, 1997, the Board has fixed the number of directors at nine.

     Absent a contrary direction by the shareholder, the enclosed proxy will be voted for the election of the nominees for directors listed below. In the event any nominee is unable or for good reason declines to serve as a director at the time of the annual meeting, the proxy will be voted for such substitute nominee, if any, as may be selected by the Board of Directors of the Corporation. The management of the Corporation has no reason to believe that the persons named will be unable to serve or will decline to serve if elected.

     Set out on page 6 is information concerning all of the current directors and director-nominees of the Corporation, including their positions held with The Owensboro National Bank ("ONB:), First City Bank and Trust Company ("First City"), Bowling Green Bank and Trust Company, N.A. ("BGB&T"), New Farmers National Bank" ("New Farmers"), Southern Deposit Bank ("Southern"), Citizens Deposit Bank ("Citizens"), and ABC Credit Corp. ("ABC Credit").

Nominees for Election to the Board (1)

                                        Position With
Name                         Age        the Company                        Service Since(2)

Anthony G. Bittel            80         Director                                1976
Thomas R. Brumley            58         President and CEO                       1982
C.M. Gatton                  65         Director and Chairman                   1976
Gary H. Latham               65         Director                                1986
Raymond McKinney             64         Director and Vice Chairman              1986
Allan R. Rhodes              73         Director                                1992
David W. Smith Jr.           54         Director                                1980
William H. Thompson          81         Director                                1976
Pollard White                76         Director                                1986
Cy M. Williamson             75         Director Emeritus                       1986

------------------------
     (1) All of the Corporation's Directors except Mr. Williamson serve for a one year term or until their successors have been elected. Mr. Williamson will act as Director Emeritus until his resignation or death.

     (2) Dates reflect service with the Corporation or one of its subsidiaries.

BUSINESS EXPERIENCE OF DIRECTORS

     Anthony G. Bittel is President of Anthony Bittel Farms and Bittel Investments, Inc., and serves as President of Big Independent Tobacco Warehouse and General Manager of Owensboro Tobacco Warehouse Company. He also serves as a director of ONB.

     Thomas R. Brumley has served as President and Chief Executive Officer of the Corporation since 1990. He also serves as director of ONB, First City, New Farmers, BGB&T, Southern, Citizens and ABC Credit.

     C.M. Gatton has served as Chairman of the Corporation since 1976. He also serves as President of Bill Gatton Chevrolet-Cadillac, Director and President of Arrowhead Acura, Inc., Chairman and President of Bill Gatton Imports, Inc., Chairman and President of G.W. Automotive, Inc., President and Director of Courtesy Chevrolet-Cadillac, Inc., Chairman and President of Saturn of Huntsville, Inc., all of which are automobile dealerships. In addition, he serves as Chairman and President of C. Gatton, Inc., Chairman and President of Bill Gatton, Inc., Chairman of Adnoh, Inc., President of Universal Acceptance Corporation, which furnishes credit to automobile purchasers, and Director of Morrison Molded Fiber Glass Company. He also serves as a director of ONB, First City, New Farmers, BGB&T, and Southern.

     Gary H. Latham is currently retired. Prior to retirement, he was Director and CEO of Western State Hospital, a position he held from 1960 to 1991. He also serves as a director of First City.

     Raymond McKinney has been President of R.C. McKinney, Inc. since 1957. Also he has served as Vice Chairman of the Corporation since 1986. He also serves as director of First City.

     Allan R. Rhodes has served as Chairman of Allan Rhodes, Inc., a car dealership in Paducah, Kentucky since 1984. He also serves as director of ONB, First City, New Farmers, BGB&T, Southern, Citizens, and serves as director and Chairman of ABC Credit.

     David W. Smith has served as President of Wyndall's Enterprises, Inc., a retail grocery chain, since 1980. He also serves as director of ONB.

     William H. Thompson is a semi-retired real estate developer. He currently serves as President of W.H. Thompson Trust Acquisitions, Inc., a real estate development company. He also serves as director of ONB.

     Pollard White has practiced law since 1947. He is a member of the law firm of White, White, Askew and Crenshaw. He also serves as director of First City.

     Cy M. Williamson has served as Chairman of Acme-Goodwill Finance, a consumer finance company, since 1989. He was formerly Chairman of First City. He also serves as director emeritus of First City.

        The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve as director. If any nominee should become unavailable before the Annual Meeting, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, reserve the right to vote for a substitute nominee selected by the Board of Directors. In addition, if any shareholder or shareholders shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named above, or substitute nominees, or for less than all of them, the persons named in the enclosed proxy card, or their substitutes, or a majority of them, shall have the right, in their discretion, to vote cumulatively for some number less than all of the nominees named above or any substitute nominees, and for such of the persons nominated as they may choose.

Meetings and Committees

     During 1996, the board of directors of the Corporation held eight regular meetings and four special meetings. During 1996 the Audit Committee met three times.

     Each of the directors attended at least 75%, except for Cy M. Williamson who attended 62.5%, of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he was a director, and (b) the total number of meetings held by all committees of the Board on which he served.

     The members of the Audit Committee are Allan Rhodes, William H. Thompson, Gary Latham, and David Smith. The Committee recommends to the Board the engagement of independent auditors; reviews with independent auditors the scope and results of the audit engagement; reviews the scope, frequency, and results of internal audits and examinations; reviews the adequacy of the Corporations system of internal accounting controls; and reviews the examination reports of the Corporation and its subsidiaries.

     The Corporation has no standing nominating committees. All nominations for membership on the board originated with the Board of Directors.

     The Corporation has no standing compensation committees. All decisions regarding executive compensation are made by the full Board of Directors, as hereinafter discussed.

COMPENSATION OF DIRECTORS

     In 1996, each non-management director of the Corporation was paid $500.00 for each board meeting and $100.00 for each committee meeting attended.

EXECUTIVE COMPENSATION

     The following table contains information concerning compensation paid or accrued by the Corporation and its subsidiaries to, or on behalf of, the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation during 1996 whose compensation exceeded $100,000, for the fiscal years ended December 31, 1996, 1995, and 1994. The policies and practices of the Corporation pursuant to which the compensation set forth in the summary compensation table was paid or awarded is described under the section, "Report of the Board of Directors on Executive Compensation".

                           SUMMARY COMPENSATION TABLE

                                                           Long Term Compensation
                                Annual Compensation      Awards             Payouts
                                               Other
                                               Annual  Restricted Securities
                                               Compen-  Stock     Underlying      LTIP    All other
        Name and                Salary  Bonus  sation  Award(s)    Options/    Payouts     Compen-
   Principal Position   Year     ($)    ($)     ($)     ($)        SARs (#)      ($)       sation ($)
Thomas R. Brumley       1996   196,000  20,000  (1)                                        4,750 (2)
President and CEO       1995   180,000     0                                               4,620 (2)
                        1994   178,365     0                                               4,500 (2)

Timothy O. Shelburne    1996    98,000     0    (1)                                        4,750 (2)
Senior Vice President   1995    98,000  19,000                                             4,095 (2)
General Counsel         1994    67,192   7,800

Donald A. Leibee        1996    96,000     0    (1)                                        3,360 (2)
Senior Vice President   1995    94,941     0                                              28,350 (3)
Loan Administration                                                                        3,323 (2)
                        1994    92,760  19,000                                             2,783 (2)

John A. Ray             1996    99,999     0    (1)                                        3,500 (2)
Senior Vice President   1995    98,365     730                                             3,468 (2)
Chief Financial Officer 1994    84,193  32,971                                             2,669 (2)

-----------------------

     (1) The dollar value of perquisites and other personal benefits received by executive officers did not exceed the lower of $50,000 or ten percent of the total amount of salary and bonus for each year.

     (2) Represents amounts contributed to the 401(k) plan on behalf of executive officers.

     (3) Represents profit from sale of stock received upon exercise of qualified incentive stock options held less than one year.

OPTION GRANTS IN LAST FISCAL YEAR

        There were no option grants by the Corporation to named executive officers during the 1996 calendar year.

OPTIONS EXERCISED AND OPTION HOLDINGS

     Executive officers of the Corporation did not exercise any options to purchase shares during the calendar year ended December 31, 1996. None of the named executive officers of the Corporation held unexercised options as of December 31, 1996.

PENSION PLAN

     The Corporation maintains a non-contributory defined pension plan covering substantially all employees who satisfy certain age and service requirements. The benefits are generally based on years of service and average compensation, which compensation is generally computed using the five consecutive years prior to retirement that yield the highest average.

        The following table sets forth the annual benefit payable based on compensation and years of service:

                                Years of Service

                       15      20       25       30       35
Compensation

 $100,000          $16,868  $23,490  $30,113  $36,735  $43,358
  125,000           21,743   30,240   38,738   47,235   55,733
  150,000           26,618   36,990   47,363   57,735   68,108
  175,000           26,618   36,990   47,363   57,735   68,108


     Years of credited service, to the nearest year, and current compensation covered by the pension plan (total salary, bonus and any other incentive compensation) for the named executive officers are as follows:

                                                     Current Compensation
        Officer          Years of Service        Covered by the Pension Plan
        -------          ----------------        ---------------------------

Thomas R. Brumley               15                       $150,000

Timothy O. Shelburne             4                         98,000

                                                     Current Compensation
        Officer          Years of Service        Covered by the Pension Plan
        -------          ----------------        ---------------------------

Donald A. Leibee                13                       96,000

John A. Ray                     14                       99,999

     Compensation for plan purposes means total cash compensation, including overtime pay and bonuses. A participant's annual compensation for plan purposes is limited to $150,000 as required under Internal Revenue Code Section 401(a)(17).

     The normal retirement benefit, 1/12th of which is payable monthly for the life of the participant, is equal to the sum of the following:

* 0.65% of average earnings multiplied by the participant's years of benefit service, plus

* 0.20% of average earnings multiplied by the participant's years of benefit service in excess of 15 years, but not more than 35 years, plus

* 0.65% of average earnings in excess of the then current covered, compensation for the participant, multiplied by the participants years of benefit service not in excess of 35 years.

     "Average earnings" is the average annual compensation of a participant for the five consecutive plan years which produce the highest average out of the final ten plan years of service. "Covered compensation" is the average of the taxable wage bases for the 35 years ending with the year the participant attains Social Security retirement age, rounded, as permitted by the IRS. Benefits listed in the pension plan table are not subject to any deduction for social security or other offset amoun

DEFINED CONTRIBUTION PLAN

     The Corporation currently provides a defined contribution Profit Sharing Trust with an Internal Revenue Code 401(k) option ("401(k) Plan"). Prior to 1995, the Corporation provided a straight profit sharing plan without 401(k) options. Under the provisions of the 401(k) Plan, employees with one year of service may become participants with all contributions to the plan to be 100% vested with the employee.

     Contributions to the 401(k) Plan for the benefit of the participants can be made in two ways. First, the participant can enter into a Salary Reduction Agreement whereby up to 15% of the employees salary will be contributed to the 401(k) Plan. Secondly, an employee contribution will be made to the plan equal to 50% of the employees contribution to the 401(k) Plan to a maximum contribution of 3.5% of the participants salary. For purposes of the 401(k) Plan, salary includes regular base pay only, and does not include any other forms of compensation such as overtime, taxable fringe benefits or executive incentive compensation. The contributions made for the executive officers named in the Summary Compensation Table for the years 1996, 1995 and 1994, respectively, are as follows: Mr. Brumley, $4,750.00, $4,620.00 and $4,500.00; Mr. Shelburne, $4,750.00, $4,095.00, and $ 0; Mr. Leibee, $3,360.00, $3,323.00
and $2,783.00; and Mr. Ray, $3,500.00, $3,468.00 and $2,669.00.

COMPENSATION OF DIRECTORS

     For the year ended December 31, 1996, each non-management director received a fee of $500.00 for each board meeting attended. The board fee will remain unchanged for 1997.

EXECUTIVE OFFICERS

     Information regarding the current executive officers of the Corporation, including their names, ages, positions with the Corporation, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

     Thomas R. Brumley, age 58, has served as President and Chief Executive Officer of the Corporation since 1990. Prior to that, he served as Executive Vice President from 1983 to 1986, and President and CEO of ONB from 1983 to 1990.

     Edward F. Johnson, age 61, has served as Vice President of the Corporation in charge of operations since 1987. He also serves as First Senior Vice President of ONB.

     Donald A. Leibee, age 53, has served as Vice President of the Corporation in charge of loan administration since 1990. Prior to that, he was First Vice President and Chief Lending Officer of ONB since 1984.

     John A. Ray, age 41, has served as Vice President and CFO of the Corporation since June of 1994. He previously has held the following positions with the Corporation or its subsidiaries: First Senior Vice President of Finance for ONB from October of 1993 to June of 1994, Executive Vice President and COO for First Federal Savings and Loan Association from March of 1992 to October of 1993 and First Senior Vice President of Finance for ONB from 1985 to 1992. Currently he is a director of ABC Credit.

     Timothy O. Shelburne, age 40, has served as General Counsel of the Corporation since 1995. He previously held the position of Vice President and Compliance Officer with ONB from August, 1993 to December, 1994. Prior to joining ONB he was a partner in the law firm of Holbrook, Wible, Sullivan and Mountjoy. Mr. Shelburne is the nephew by marriage of Thomas R. Brumley, the Corporations President and Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Corporation establishes the general compensation policies of the Corporation, establishes the compensation plans and specific compensation levels for Executive Officers and administers the Corporations Executive Incentive Compensation Program, and awards stock-based compensation to executive officers and employees of the Corporation. Thomas R. Brumley, President and CEO of the Corporation, participates in compensation discussions and decisions affecting other Executive Officers of the Corporation.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The entire Board acts as the Compensation Committee for the Corporation's executive officers and the affiliate bank's chief executive officers.

     Base salaries are adjusted annually within a current four (4) percent guideline which is augmented by an incentive bonus program for performance beyond expected goals established for (a) net overhead (b) growth in average assets (c) asset quality (d) net loan loss (e) return on equity-bank (f) return on equity-Corporation.

     The Incentive Bonus Program is subject to a number of limitations enumerated as follows:

1. Corporation executive officers were excluded from participation in the 1995 Incentive Bonus Program.

2. A bonus limitation of 7 percent of net income including accrual of bonus and 401 (k) contribution.

3. A participation limitation of:

     (a)  Superior - Not more than 20% of total participants.

     (b)  Superior and Excellent - Not more than 50% of total participants.

     (c)  Above Average - Not more than 40% of total participants.

     (d)  Average - Must have at least 10% of total participants.

4. A participation schedule limitation of:

     (a) Superior - Receive 60% of pool fund or a range of 17-32% of salary, whichever is less.

     (b) Excellent - Receive 30% of pool fund or a range of 9-16% of salary, whichever is less.

     (c) Above Average - Receive 10% of pool fund or a range 3-8% of salary, whichever is less.

     (d) Average or Below - May receive $600 or 1/2 of lowest bonus in Above Average category, whichever is less.

     The Committee seeks to provide compensation opportunities that support the ability to attract and retain competent officers that have the ability to further the long-term goals of the Corporation. To this extent, a program of limited stock options and stock grants is used. Stock options and stock grants are limited to the chief executive officer of affiliate banks or subsidiaries. The Committee determines the amount of the stock options or stock grants according to responsibility and imp within the Corporation. All stock options are granted at fair market values and exercisable in accordance with the terms of the Corporations Stock Option Plan.

     There were no restricted stock awards approved by the Committee during 1996.

1996 COMPENSATION FOR THE PRESIDENT & CEO

     The Board reviewed the compensation package for CEOs at peer institutions ($1 billion to $2 billion in size) to establish a competitive view of executive compensation. The Board then considered the Corporations overall performance, record for increasing shareholder value, success in meeting strategic objectives and leadership. These factors, in conjunction with the Corporations financial results, determined the CEOs base salary for 1996.

     Mr. Brumley's 1996 incentive compensation was based on achievement of performance goals relative to actual earnings per share. The Board based the incentive compensation on the increase in earnings per share from the previous year. Future incentive compensation is determined on a sliding scale basis directly related to the percentage of increase in earnings per share. If there is no increase in earnings per share, no incentive compensation will be paid.

THE BOARD OF DIRECTORS OF AREA BANCSHARES CORPORATION:

C. M. Gatton (Chairman)            Allan R. Rhodes
Anthony G. Bittel                  David W. Smith, Jr.
Thomas R. Brumley                  William H. Thompson
Gary H. Latham                     Pollard White
Raymond McKinney                   Cy M. Williamson, Director Emeritus

COMPARATIVE STOCK PERFORMANCE

        The Performance Graph set forth below compares the cumulative total shareholder return on Area Bancshares common stock from June 30, 1995 through December 31, 1996 with the cumulative total return on the NASDAQ Market Value Index ("Broad Market Index") and the Industry Index, as provided by the University of Chicago Graduate School of Business, Center for Research in Security Prices using the NASDAQ Bank Stock Index. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in Area Bancshares' common stock, the Broad Market Index and the Peer Group Index on June 30, 1995 with the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF AREA BANCSHARES, PEER GROUP AND BROAD MARKET INDEX

                             FINANCIAL PERFORMANCE

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
          AREA BANCSHARES, NASDAQ MARKET INDEX, AND INDUSTRY INDEX(1)


                                    [GRAPH]

                        6/95           9/95            12/95           3/96             6/96            9/96            12/96
Area Bancshares         100.0           98.1            94.0            98.4            115.3           109.1           129.3
NASDAQ                  100.0          112.0           113.4           118.7            128.4           133.0           139.5
Industry Index          100.0          112.9           123.2           128.1            130.2           144.3           162.9


     (1) Cumulative total return assumes $100 was invested on June 30, 1995 and dividends were reinvested. The Industry index shown is The University of Chicago Graduate School of Business, Center for Research in Security Prices using the NASDAQ Bank Stock Index.

     Prior to January 2, 1996 the common stock of the Corporation was not registered on any exchange and was not traded on the over-the-counter market. Sporadic sales of such shares occurred from time to time. Additionally, there was no established public market for the stock. Accordingly, the volume of trading often times was insufficient to establish a meaningful market price. Historical prices during 1995 represent actual transactions based upon information furnished to the Corporation by one or more of the parties involved in certain privately negotiated purchases and sales and may not be representative of all trades during the time periods listed. No attempt has been made by the Corporation to verify the accuracy of the sales information furnished to it. As a result, any prior history of quotations does not necessarily reflect the price that would be paid for the shares in liquid market.

     On December 7, 1995 the Corporation received approval for its common stock to be listed on the NASDAQ National Market and commenced trading January 2, 1996. The market price used in the performance graph for dates after January 2, 1996, represents market trades on the NASDAQ market system.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

        The Corporation has no employment or change in control agreements with any of its executive officers.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

        The executive officers and directors of the Corporation are at present, as in the past, customers of subsidiaries of the Corporation and have had and expect to have business and banking transactions with such in the ordinary course of business. In addition, some of the executive officers and directors of the Corporation are at present, as in the past, also officers, directors or principal shareholders of corporations which are customers of subsidiaries of the Corporation and which had and expect to have business and banking transactions with the Corporation in the ordinary course of business. All such banking transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management of the Corporation and its subsidiaries, did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

PROPOSAL TWO:  INDEPENDENT PUBLIC ACCOUNTANTS

     For the fiscal year ending December 31, 1996, the accounting firm of KPMG Peat Marwick L.L.P. served as the Corporation's independent public accountants and auditors. A representative from the firm of KPMG Peat Marwick L.L.P. is expected to be present at the annual meeting and will be available to make a statement should he desire to do so, and respond to questions of shareholders.

ANNUAL REPORT

        Upon written request, the Corporation will provide without charge to each shareholder, a copy of the Corporation's Annual Report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 1996. Address all requests to:

                                Secretary
                                Area Bancshares Corporation
                                P. O. Box 786
                                Owensboro, Kentucky 42302-0786

SHAREHOLDERS PROPOSALS AND OTHER MATTERS

     Proposals by shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the President of the Corporation at its principal office no later than November 1, 1997, for inclusion in the 1998 Proxy Statement and form of proxy relating to that meeting.

     The Board of Directors of the Corporation does not know of any matters for action by shareholders at the Annual Meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to any other matters which may properly come before the meeting.

     It is important that proxies be returned promptly. Shareholders, whether or not they expect to attend in person, are requested to return their Proxies in order that a quorum may be assured. Return may be made in the enclosed envelope, to which no postage need be affixed.

                                       By Order of the Board of Directors




                                        /s/ Thomas R. Brumley
                                       ---------------------------------------
                                       Thomas R. Brumley
                                       President and Chief Executive Officer

                                       Owensboro, Kentucky
                                       April 15, 1997

                                                                     Appendix A

                         AREA BANCSHARES CORPORATION
               230 FREDERICA STREET, OWENSBORO, KENTUCKY 42301

         THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 1997
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

The undersigned hereby appoints Cy M. Williamson and David W. Smith, and each of them, or their designees, each with full power of substitution, as lawful proxies to represent and vote all of the shares of Common Stock which the undersigned is entitled to vote at the annual meeting of the stockholders of the Company to be held on Monday, May 19, 1997, commencing at 11:00 A.M. Daylight Savings Time on that day, and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following matters and, in their discretion upon any other matters which may properly come before the meeting:

1. Election of (9) directors to serve for a term of 1 year ending in 1998. The nominees are; Anthony G. Bittel, Thomas R. Brumley, C.M. Gatton, Gary Latham, Raymond C. McKinney, Jr., Allan R. Rhodes, David W. Smith, Jr., William H. Thompson and Pollard White.

[ ]FOR all nominees listed. [ ]WITHHOLD AUTHORITY to vote for all nominees listed. [ ]FOR all nominees EXCEPT nominees written in space below.

-------------------------------------------------------------------------------

2. Ratification of the appointment of KPMG Peat Marwick LLP as independent accountants.

    [   ] FOR                   [   ] AGAINST                 [   ]ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND PROPOSAL 2.

Either of said proxies present and acting at said meeting at any adjournment or adjournments thereof shall have and may exercise all of the powers of all said proxies. The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement accompanying it.

                                                      Dated ____________,1997

                                                      ________________________

                                                      ________________________

                                                      Please insert date of
                                                      signing. Sign exactly as
                                                      name appears at left. If
                                                      signing as attorney,
                                                      administrator, executor,
                                                      trustee, or guardian,
                                                      give full title as such.